Exhibit 99.2
1 1 Third Quarter Financial Results October 28, 2010

2 Agenda Company Highlights Bob Rossiter, CEO and President Third Quarter Financial Results and Revised 2010 Outlook Matt Simoncini, SVP and CFO Summary Bob Rossiter, CEO and President Q and A Session

Positive operating and financial momentum continues Core operating earnings of $150 million; 5th consecutive quarter of year-over- year improvement Continuing to win new business globally in both segments Generated free cash flow of $79 million; 5th consecutive quarter of positive free cash flow $1.5 billion in cash and $699 million in debt Corporate credit ratings upgraded by S&P and Moody's Full year 2010 outlook improves Increasing full year sales, core operating earnings and free cash flow 3 Third Quarter 2010 Company Highlights* * Core operating earnings represents income before interest, other expense, reorganization items, income taxes, restructuring costs and other special items. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

2002 2002 2003 2004 2005 2006 2007 2008 2009 2010 Outlook China 600 600 850 1278 244 410 420 520 903 1113 BRI 45.9 46.9 45 43.9 322 424 562 651 618 804 Geographic Sales Diversification BRIC Markets* (in millions) North America Europe Asia ROW East 3031.1 3662.6 1321.4 783.1 North America 34% Europe 42% Asia 15% Rest of World 9% Total Company (YTD 10/2/2010) * Excludes Interior business divested in 2007. Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. $8.8 Billion 4 Brazil, Russia and India China $566 $834 $982 $1,171 $1,521 ^$1,900 Consolidated Sales

5 Cash includes cash and cash equivalents One of the strongest balance sheets in the industry, including twice as much cash as outstanding debt No debt maturities until 2018 Recently received upgrades from both major rating agencies S&P upgraded Lear two notches to BB- with a stable outlook Moody's upgraded Lear to Ba3 with a positive outlook Modest pension liability Substantially all U.S. plans are frozen or at closed locations with no future benefit accruals Strong Capital Structure* Cash and Debt Balances As of 10/2/2010 (in millions) Cash Total Debt Pension/OPEB 1514 699 288 East West North (1) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

6 Third Quarter Financial Results and Revised 2010 Outlook

Global industry production improved 13% vs. third quarter 2009 Net sales of $2.8 billion, up 11% from a year ago Core operating earnings of $150 million, up 35% from a year ago Adjusted earnings per share of $2.28 Free cash flow generation of $79 million Quarter-end cash of $1.5 billion and debt of $699 million Corporate credit ratings upgraded by S&P and Moody's 7 Third Quarter 2010 Lear Financial Summary* * Adjusted earnings per share represents diluted net income per share attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

8 Source: Ward's Automotive and IHS Automotive (CSM) Third Quarter 2010 Global Vehicle Production Units (in millions)

9 Third Quarter 2010 Reported Financials* * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

10 * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. Third Quarter 2010 Impact of Restructuring and Other Special Items*

** Reported segment earnings represents pretax income (loss) before interest and other expense. Adjusted segment earnings represents reported segment earnings adjusted for restructuring costs and other special items. Seating Margins Third Quarter 2010 Adjusted Segment Results* Electrical Power Management Systems Margins Q3 '10 Q3 '09 $ 2,039.2 $ 2,208.7 $ 6,929.7 $ 198.8 $ 139.8 $ 496.7 $ 147.7 $ 164.6 $ 531.5 (in millions) Sales Earnings** Adj. Earnings** (in millions) Sales Earnings** Adj. Earnings** $ 508.7 $ 611.6 $ 1,868.4 $ (20.7) $ 24.3 $ 73.4 $ 2.5 $ 25.6 $ 89.9 * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. 9 Mos. '10 9 Mos. '10 11 Q3 '09 Q3 '10

12 (in millions) * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. Third Quarter 2010 Free Cash Flow*

13 Status of Lear Share Count* Number of Shares Common Stock 50.5 million Preferred Stock 1.8 million Warrants 1.0 million Management Restricted Stock Units (vest through Feb. 2013) 1.3 million Total Shares, assuming full conversion/exercise/vesting 54.6 million Preferred Stock Convertible into Common Stock on a 1:1 basis at any time at the option of the holder No mandatory dividend rights; participate ratably with dividends on Common Stock on an as converted basis Unless converted earlier by the holders, all shares of Preferred Stock will be converted into shares of Common Stock on the earlier of: A date after November 9, 2010, if the closing price of the Common Stock exceeds $55.76 (subject to adjustment) for 20 days of trading within a period of 30 consecutive trading days ending on such date; or November 9, 2012 9.1 million (84%) shares of Preferred Stock have been converted into shares of Common Stock Warrants Each Warrant entitles the holder to purchase one share of Common Stock Warrants are exercisable at an exercise price of $0.01 per share through November 9, 2014 7.2 million (88%) Warrants have been converted into shares of Common Stock * As of October 2, 2010 (fiscal quarter end)

14 Source: Ward's Automotive, IHS Automotive (CSM) and Company estimates Revised Full Year 2010 Vehicle Production and Currency Outlook* Units (in millions) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

15 * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. Revised Full Year 2010 Financial Outlook*

16 Summary

Third quarter sales up 11% and core operating earnings up 35% from the prior year; 5th quarter of earnings improvement Strong liquidity position with cash of $1.5 billion and total debt of $699 million; credit ratings upgraded Increased 2010 financial outlook: Sales of approximately $11.7 billion (up $700 million) Core operating earnings of $550 to $600 million (up $100 million) Free cash flow of approximately $350 million (up $100 million) Continuing to win net new business in both product segments 17 Positive Momentum Continues Summary* * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

18 18 www.lear.com LEA NYSE Listed R

19 19 19 In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding "pretax income before interest, other expense and reorganization items," "pretax income before interest, other expense, reorganization items, restructuring costs and other special items" (core operating earnings), "pretax income before restructuring costs and other special items," "adjusted diluted net income per share attributable to Lear" (adjusted earnings per share), "tax expense excluding restructuring costs and other special items" and "free cash flow" (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company's factoring facilities, gains and losses related to certain derivative instruments and hedging activities, equity in net income of affiliates and gains and losses on the sales of assets. Adjusted earnings per share represents diluted net income per share attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that pretax income before interest, other expense and reorganization items, core operating earnings, pretax income before restructuring costs and other special items, adjusted earnings per share and tax expense excluding restructuring costs and other special items are useful measures in assessing the Company's financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company's continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company's ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. Pretax income before interest, other expense and reorganization items, core operating earnings, pretax income before restructuring costs and other special items, adjusted earnings per share, tax expense excluding restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slides are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant. Non-GAAP Financial Information

20 20 20 Non-GAAP Financial Information Core Operating Earnings

21 21 21 Non-GAAP Financial Information Segment Earnings

22 22 22 Non-GAAP Financial Information Adjusted Segment Earnings

Non-GAAP Financial Information Adjusted Earnings Per Share 23

24 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this presentation or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company's customers and suppliers, changes in actual industry vehicle production levels from the Company's current estimates, fluctuations in the production of vehicles or the loss of business with respect to a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company's suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company's warranty, product liability or recall costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company's key customers and suppliers, the cost and availability of raw materials and energy, the Company's ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations, unanticipated changes in cash flow, including the Company's ability to align its vendor payment terms with those of its customers, the Company's ability to access capital markets on commercially reasonable terms, impairment charges initiated by adverse industry or market developments, the anticipated future performance of the Company, including, without limitation, the Company's ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures, and other risks described from time to time in the Company's Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company's success in implementing its operating strategy. This presentation makes reference to the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.